Exhibit 99.01

SRAX Engages Marcum as New Auditors

LOS ANGELES, October 31, 2022 — SRAX, Inc. (NASDAQ: SRAX), a financial technology company that unlocks data and insights for publicly traded companies through Sequire, its SaaS platform, has engaged the services of Marcum LLP, the national accounting and advisory services firm.

“Marcum is one of the top-ranked accounting firms in the country and we look forward to working with them. We believe they have the resources and expertise to be a valuable partner” Said Christopher Miglino, Founder and CEO of SRAX.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com

About Marcum LLP

Marcum LLP is a top-ranked national accounting and advisory firm dedicated to helping entrepreneurial, middle-market companies and high net worth individuals achieve their goals. Marcum’s industry-focused practices offer deep insight and specialized services to privately held and publicly registered companies, and nonprofit and social sector organizations. Through the Marcum Group, the Firm also provides a full complement of technology, wealth management, and executive search and staffing services. Headquartered in New York City, Marcum has offices in major business markets across the U.S. and select international locations.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.